Exhibit 32.2

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

I, Robert J. Sprowls, Chief Financial Officer of American States Water Company and Southern California Water Company (the “Registrant”), do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that, to my knowledge:

(1)	the Quarterly Report on Form 10-Q of the Registrant for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

/s/ Robert J. Sprowls

Robert J. Sprowls
Chief Financial Officer

Date: August 9, 2004